UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 2, 2025
ATLANTIC INTERNATIONAL CORP.
(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Slyvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)
(201) 899-4470
(Registrant’s telephone number, including area code)
Securities registered or to be registered as pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2025, Christopher Broderick, the Company’s Chief Financial Officer (“CFO”) announced his intention to retire from the Company on August 15, 2025 due to personal family reasons. Mr. Broderick’s retirement is not due to any disagreements with the Company. As provided in Mr. Broderick’s Employment Agreement, Mr. Broderick’s voluntary retirement results in his forfeiture of any outstanding equity grants and does not entitle him to any severance payments. Mr. Broderick will be entitled to the earned portions of his yearly bonus payments, all salary through August 15, 2025 and health insurance payments for six (6) months after his termination date.The Company has retained L. Maxwell, a highly respected global leader in retained search for executives in human capital and professional services to lead the search for a new Chief Financial Officer and has actively started the process. L. Maxwell brings a strong track record of identifying and recruiting top-tier finance talent for high-growth companies. Mr. Broderick has agreed to a transition period whereby he will assist the Company and his replacement. The preceding is a summary of the terms of the Separation Agreement attached hereto as Exhibit 10.1, please refer to the Separation Agreement for a full detail of the terms of separation.

As disclosed in a press release of the same day, on June 2, 2025, the Company hired Mathew Evelt as Chief Operating Officer of the Company. Mr. Evelt brings over 20 years of experience in workforce strategy, operational transformation, and international expansion to the role. Evelt holds a B.A. in Government with a Business Minor from The University of Texas at Austin. He will be responsible for overseeing global operations and enhancing the efficiency and delivery of the company's staffing solutions. From July 2023 to May 2025, Mr. Evelt served as President – Americas at Airswift. From April 2020 until July 2023, he was the founder and CEO of The Roosevelt Strategic, a strategic consulting company to partner with emerging practices. Prior thereto, from August 2016 until July 2020, Mr. Evelt was Group President, Americus at Gattica. He has held leadership positions at several other firms. Mr. Evelt will receive a salary of $400,000 a year, with the ability to earn a performance based bonus of up to $400,000 each year based upon agreed metrics. Mr. Evelt was provided 1,000,000 options to purchase shares of the Company’s common stock vesting over 4 years at a strike price equal to the common stock price on the grant date. Mr. Evelt will be entitled to participate in the Company’s benefit plans commensurate with his role at the Company. Should Mr. Evelt be terminated for any reason, absent cause, he will be paid 12 months of severance at his current salary.

Item 7.01 Regulation FD Disclosure

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the matters described herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that neither the Company, presently know or that the Company currently believe are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 and any subsequently filed Quarterly Report on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Severance agreement dated August 8, 2025, by and between Atlantic International Corp. and Christopher Broderick
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed with this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2025	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer
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